Exhibit 99.6

BOARD COMPOSITION AGREEMENT

THIS BOARD COMPOSITION AGREEMENT (this “Agreement”) is entered into as of October 28, 2004, by and among Storage Acquisition Company, L.L.C., a Delaware limited liability company (the “Company”), EGI-Fund (02-04) Investors, L.L.C., a Delaware limited liability company (“EGI”), Joseph Gantz (“Gantz”), Walnut Investment Partners, L.P., a Delaware limited partnership (“Walnut”), Triyar Storage Investment Company, LLC, a Delaware limited liability company (“Triyar”), and the other persons and entities set forth on Schedule A hereto (individually an “Investor” and collectively the “Investors”).

RECITALS

WHEREAS, the Company has been formed for the purpose of acquiring the outstanding common stock (the “HPI Common Stock”) of Home Products International, Inc., a Delaware corporation (“HPI”), by means of a tender offer pursuant to an Acquisition Agreement between the Company and HPI (the “Acquisition Agreement”). Capitalized terms not otherwise defined herein have the meanings given in the Acquisition Agreement;

WHEREAS, concurrent with the execution of this Agreement, the Company and Gantz are executing and delivering the Voting Agreement, dated as of the date hereof (the “Voting Agreement”), and the Company is executing in favor of Gantz the irrevocable proxy provided for therein (the “Proxy”);

WHEREAS, pursuant to the Voting Agreement, among other things, Gantz has the right to designate a majority of the individuals listed as “Board Designees” (as such term is defined in the Acquisition Agreement) in the written notice provided by the Company to HPI pursuant to Section 1.03 of the Acquisition Agreement; and

WHEREAS, the Investors wish to enter into certain agreements relating to the governance of HPI following the Share Acceptance and the tender of HPI Common Stock in connection with the Share Acceptance.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree:

1. Board of Directors. Each Investor hereby agrees to take all action to cause the Company, as promptly as practicable following the Share Acceptance and consistent with all applicable law (including, without limitation, but only if then applicable, Section 14(c) of the Exchange Act and Regulation 14C promulgated thereunder), to take such action as is necessary or appropriate to ensure that:

(a) the Board of Directors of HPI consists of a total of nine directors;

(b) the Board of Directors of HPI consists of three classes of directors, with the term of office of the first class (Class I) to expire at the first annual meeting after the Share Acceptance; the term of office of the second class (Class II) to expire at the second annual meeting after the Share Acceptance; the term of office of the third class (Class III) to expire at the third annual meeting after the Share Acceptance; and with the subsequent terms of each class expiring at the third anniversary of each such date, respectively; and

(c) the HPI Certificate of Incorporation and bylaws permit removal of a director by HPI stockholders only for cause.

2. Board Designees.

(a) Not later than five calendar days from the date hereof, Gantz shall deliver to the Company a list identifying the individuals designated by him as Board Designees (the “Gantz Designees”), and directing the Company to include such Board Designees in the written notice to be provided to HPI by the Company pursuant to Section 1.03 of the Acquisition Agreement. While the Board of Directors is classified into three classes as contemplated in Section 1(b) hereof, each such class of the initial Board of Directors shall include two Gantz Designees. In the event that Gantz, prior to the Share Acceptance, elects to change any designation of such individuals, he shall give prompt written notice of such change to the Company and each other Investor, and after receipt of such notice, such change shall be effected only to the extent permitted, and in compliance with, all applicable laws (including, without limitation, Sections 14(d) and 14(f) of the Exchange Act and the rules promulgated thereunder).

(b) Not later than five calendar days from the date hereof, the Company shall deliver to Gantz and the other Investors a list identifying the individuals designated by it as Board Designees (the “Company Designees”). While the Board of Directors is classified into three classes as contemplated in Section 1(b) hereof, each such class of the initial Board of Directors shall include one Company Designee. In the event that the Company, prior to the Share Acceptance, elects to change any designation of such individuals, it shall give prompt written notice of such change to the Investors, and after receipt of such notice, such change shall be effected only to the extent permitted, and in compliance with, all applicable laws (including, without limitation, Sections 14(d) and 14(f) of the Exchange Act and the rules promulgated thereunder).

3. Tender of HPI Common Stock. Each Investor, other than Gantz, covenants and agrees that, with respect to any shares of HPI Common Stock such Investor holds (or any affiliate of such Investor, other than Gantz, holds) immediately prior to the Share Acceptance (other than the shares which are contributed to the Company prior to such Share Acceptance), such Investor shall tender all such shares of HPI Common Stock for purchase in connection with the Offer. In no event shall any Investor be liable for the failure of any other Investor to tender its or his shares of HPI Common Stock hereunder.

4. Investor Representations and Warranties. Each Investor hereby represents and warrants to the Company and each other Investor that the representations and warranties relating to such Investor set forth in Section 3.08 of the Acquisition Agreement are true and correct.

5. Additional Documentation. Each Investor shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments and shall take all such other action as any other party hereto may reasonably request for the purpose of effectively carrying out the transactions contemplated by and the purposes and intents of this Agreement.

6. Term of this Agreement. The term of this Agreement shall commence at the date this Agreement is executed by all parties and shall continue until the parties unanimously agree to terminate the Agreement or until the earliest of (A) the date on which none of the 9 5/8% Senior Subordinated Notes due 2008 issued by HPI and outstanding as of the date hereof (as such may be amended pursuant to their terms, the “Notes”) are outstanding, (B) the date on which such Notes and the Indenture dated as of May 14, 1998, by and among HPI, the Subsidiary Guarantors (as defined in such Indenture) and LaSalle National Bank, predecessor to HSBC Bank USA, as trustee (as such may be amended pursuant to its terms, the “Indenture”) are satisfied and discharged or the Indenture ceases to be in effect, (C) the date of defeasance in whole of the HPI’s obligations under the Notes and the Indenture, and (D) the termination of the Acquisition Agreement in accordance with its terms.

7. Remedies. The Investors stipulate that an Investor’s remedies at law in the event of any default or threatened default by an Investor in the performance of or compliance with any of the terms hereof are not and will not be adequate to the fullest extent permitted by law, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

8. Enforcement Costs. If any party to, or beneficiary of, this Agreement seeks to enforce its rights hereunder by legal proceedings or otherwise, then the non-prevailing party shall pay all reasonable costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees and costs of suit.

9. Nonwaiver; Cumulative Remedies. No course of dealing or any delay or failure to exercise any right hereunder on the part of an Investor shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Investor. No single or partial waiver by an Investor of any provision hereof or of any breach or default hereunder or of any right or remedy shall operate as a waiver of any other provision, breach, default right or remedy or of the same provision, breach, default, right or remedy on a future occasion. The rights and remedies provided herein are cumulative and are in addition to all rights and remedies which each Investor may have in law or in equity or by statute or otherwise.

10. Notices. All notices, requests, reports and other communications pursuant to this Agreement shall be in writing, either by letter (delivered by hand or commercial delivery service or sent by certified mail, return receipt requested) or telecopier, addressed to each Investor at the address set forth next to such Investor’s name on Schedule A hereto. Any notice, request or communication hereunder shall be deemed to have been given on the day on which it is delivered by hand to such party at its address specified above, or, if sent by mail, on the third business day following the day it was deposited in the mail, postage prepaid, or in the case of telecopy notice, when transmitted addressed as aforesaid, answerback received. Any party may change the person or address to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

11. Miscellaneous Provisions.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to conflicts of laws purposes). Each party hereby irrevocably and unconditionally consents service of process by notice given as provided herein and to submit to the jurisdiction of the federal courts located in the State of Delaware or any Delaware state courts in connection with any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any suit, action or proceeding relating thereto except in those courts), waives any defense or objection such party may have or hereafter have relating to the laying of venue of any suit, action or proceeding in any such courts and agrees not to plead or claim that any suit, action or proceeding brought therein has been brought in an inconvenient forum.

(b) If, in any action before any court or agency legally empowered to enforce any term, any term is found to be unenforceable, then such term shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any term is not curable as set forth in the preceding sentence, the unenforceability of such term shall not affect the other provisions of this Agreement but this Agreement shall be construed as if such unenforceable term had never been contained herein.

(c) This Agreement, together with the Voting Agreement, embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings between the parties hereto with respect to the subject matter hereof. This Agreement may only be amended, modified or restated by means of a written instrument executed by (i) the holder of the largest Percentage Interest in the Company and (ii) the holders of at least seventy five percent of the outstanding Company Membership Interests not held by the holder of the largest Percentage Interest in the Company. Notwithstanding the foregoing, all parties hereto acknowledge and agree that individuals identified by the Company as prospective officers and key employees of HPI (each a “Member of Management”) may be issued membership interests of the Company and invited or required to become party to this Agreement as a condition of such issuance, and hereby agree that if and when a Member of Management receives a membership interest in the Company, such Member of Management may become a party to, and bound by, this Agreement, solely with the consent of the Company and by delivering to the Company a counterpart signature page to this Agreement.

(d) This Agreement shall not be assignable, by operation of law or otherwise, without the consent of all other parties hereto, but shall be binding upon the parties hereto.

(e) This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, are not intended to confer upon any other person any rights or remedies hereunder, and shall not be assigned by operation of law or otherwise without the written consent of the other parties.

(f) Various headings used in this Agreement are for convenience only and are not to be used in interpreting the text of the section in which they appear or to which they relate.

(g) This Agreement may be executed by the parties in two or more counterparts, each of which shall be deemed to constitute an original, and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have caused this Board Composition Agreement to be duly executed as of the date first above written.

STORAGE ACQUISITION COMPANY, L.L.C.

By:	/S/ DONALD J. LIEBENTRITT
Donald J. Liebentritt
Vice President Authorized Officer

Signature Page to Board Composition Agreement

IN WITNESS WHEREOF the undersigned Investor has caused this Board Composition Agreement to be duly executed as of the date first above written.

EGI-FUND (02-04) INVESTORS, L.L.C.

By:	/S/ DONALD J. LIEBENTRITT
Donald J. Liebentritt
Vice President

IN WITNESS WHEREOF the undersigned Investor has caused this Board Composition Agreement to be duly executed as of the date first above written.

WALNUT INVESTMENT PARTNERS, L.P.

By:	Walnut Investments Holding Company, LLC,
Its General Partner

	By:	/S/ JAMES M. GOULD
James M. Gould
Manager

IN WITNESS WHEREOF the undersigned Investor has caused this Board Composition Agreement to be duly executed as of the date first above written.

JOSEPH GANTZ

/S/ JOSEPH GANTZ

IN WITNESS WHEREOF the undersigned Investor has caused this Board Composition Agreement to be duly executed as of the date first above written.

TRIYAR STORAGE INVESTMENT COMPANY, LLC
/S/ MARK WEBER
Mark Weber
Authorized Signatory